Exhibit 99.1

OPGEN ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

GAITHERSBURG, Md. (October 17, 2018) – OpGen, Inc. (NASDAQ: OPGN) today announced that it has commenced an underwritten public offering of its common stock. All of the shares are being offered by OpGen, Inc. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
The Company intends to use the net proceeds of this offering for research and development, including funding the continued development and manufacturing of its Acuitas® AMR Gene Panel tests, including its Acuitas AMR Gene Panel u5.47 that was released for Research Use Only in February 2018 and its Acuitas Lighthouse® software,  to support acquisitions of products and technologies, capital expenditures, working capital and other general corporate purposes.
Aegis Capital Corp. is acting as the sole book-running manager for the proposed offering.
The shares will be issued pursuant to a shelf registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained by contacting Aegis Capital Corp., 810 7th Avenue, 18th Floor, New York, NY 10019, (212) 813-1010 or by accessing the SEC's website, www.sec.gov.
This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.
About OpGen

OpGen, Inc. is harnessing the power of informatics and genomic analysis to provide complete solutions for patient, hospital, and network-wide infection prevention and treatment. For more information, please visit www.opgen.com.

OpGen, Acuitas, Acuitas Lighthouse, and QuickFISH are registered trademarks of OpGen, Inc.

The Acuitas AMR Gene Panel u5.47 (RUO) and the Acuitas Lighthouse Software (RUO) are intended for Research Use Only and are not for use in diagnostic procedures. The Acuitas Lighthouse Software is not distributed commercially for antibiotic resistance prediction and is not for use in diagnostic procedures.

Forward-Looking Statements

This press release includes statements relating to the expected proceeds from the Company’s public offering, the closing of the offering and the use of the net proceeds to further the development and commercialization of the Company's products and services. These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, our ability to successfully complete the pilot portion of the NY State project, the rate of adoption of our products and services by hospitals and other healthcare providers, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen Contact:
Michael Farmer
Vice President, Marketing
 (240) 813-1284
mfarmer@opgen.com
InvestorRelations@opgen.com

Investor Contacts:
LHA Investor Relations
Kim Sutton Golodetz
(212) 838-3777
kgolodetz@lhai.com
or
Bruce Voss
(310) 691-7100
bvoss@lhai.com
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